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                                                                    EXHIBIT 99.2



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

CHRYSLER FINANCIAL                                                                                 DISTRIBUTION DATE:   08-JAN-01
DAIMLERCHRYSLER AUTO TRUST 2000-B MONTHLY SERVICER'S CERTIFICATE (GU)                                                 PAGE 1 OF 2
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      Payment Determination Statement Number                                                  8
      Distribution Date                                                               08-Jan-01

      DATES COVERED                                                          FROM AND INCLUDING       TO AND INCLUDING
      -------------                                                          ------------------       ----------------
           Collections Period                                                         01-Dec-00              31-Dec-00
           Accrual Period                                                             08-Dec-00              07-Jan-01
           30/360 Days                                                                       30
           Actual/360 Days                                                                   31

                                                                                   NUMBER OF
      COLLATERAL POOL BALANCE DATA                                                 ACCOUNTS                 $ AMOUNT
      ----------------------------                                                 --------                 --------

      Pool Balance - Beginning of Period                                           117,477              1,686,737,558.92
      Collections of Installment Principal                                                                 29,632,454.49
      Collections Attributable to Full Payoffs                                                             13,429,022.35
      Principal Amount of Repurchases                                                                          21,511.37
      Principal Amount of Gross Losses                                                                      3,209,232.57
                                                                                                       -----------------

      Pool Balance - End of Period                                                 115,469              1,640,445,338.14
                                                                                                       =================



      POOL STATISTICS                                                                                    END OF PERIOD
      ---------------                                                                                  -----------------

      Initial Pool Balance (Pool Balance at the Purchase Date)                                          2,076,955,384.40
      Pool Factor (Pool Balance as a Percent of Initial Pool Balance)                                              78.98%

      Ending O/C Amount                                                                                    86,123,380.25
      Coverage Ratio (Ending Pool Balance as a Percent of Ending Securities)                                      105.54%

      Cumulative Net Losses                                                                                 5,990,640.11
      Net Loss Ratio (3 mo. Weighted Avg.)                                                                       0.92190%
      Cumulative Recovery Ratio                                                                                    54.64%
      60+ Days Delinquency Amount                                                                           7,216,043.86
      Delinquency Ratio (3 mo. Weighted Avg.)                                                                    0.40000%

      Weighted Average APR                                                                                         8.923%
      Weighted Average Remaining Term (months)                                                                     49.12
      Weighted Average Seasoning (months)                                                                          11.54

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


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

CHRYSLER FINANCIAL                                                                              DISTRIBUTION DATE:   08-JAN-01
DAIMLERCHRYSLER AUTO TRUST 2000-B MONTHLY SERVICER'S CERTIFICATE (GU)                                              PAGE 2 OF 2
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
   CASH SOURCES
   ------------
        Collections of Installment Principal               29,632,454.49
        Collections Attributable to Full Payoffs           13,429,022.35
        Principal Amount of Repurchases                        21,511.37      O/C RELEASE
        Recoveries on Loss Accounts                         1,753,471.42      -----------
        Collections of Interest                            11,249,253.17      Original O/C Amount                    94,181,384.40
        Investment Earnings                                    26,771.60
        Reserve Account                                     4,956,935.00      Cumulative O/C Release (beginning)              0.00
                                                          --------------      O/C Release     (Prospectus pg S16)    19,885,234.34
        TOTAL SOURCES                                      61,069,419.40                                             -------------
                                                          ==============      Cumulative O/C Release (ending)        19,885,234.34
                                                                                                                     =============



   CASH USES
   ---------
        Servicer Fee                                        1,405,614.63
        Note Interest                                       9,360,499.70
        Reserve Fund                                        4,956,935.00
        O/C Release to Seller                              19,885,234.34
        Note Principal                                     25,461,135.73
                                                          --------------
        TOTAL CASH USES                                    61,069,419.40
                                                          ==============


   ADMINISTRATIVE PAYMENT
   ----------------------
   Total Principal and Interest Sources                    61,069,419.40
   Investment Earnings in Trust Account                       (26,771.60)
   Cash Reserve in Trust Account                           (4,956,935.00)
   Servicer Fee (withheld)                                 (1,405,614.63)
   O/C Release to Seller                                  (19,885,234.34)
                                                          --------------
        PAYMENT DUE TO TRUST ACCOUNT                       34,794,863.83
                                                          ==============



                                          Beginning          Ending           Principal    Principal per   Interest     Interest per
   NOTES & CERTIFICATES                    Balance           Balance          Payment      $1000 Face      Payment      $1000 Face
   --------------------                ----------------   ---------------   -------------  -------------  ------------- ------------
   Class A-1  408,420,000.00  @ 6.72%     5,429,093.62               0.00    5,429,093.62   13.2929181        31,416.36   0.0769217
   Class A-2  620,000,000.00  @ 7.30%   620,000,000.00     599,967,957.89   20,032,042.11   32.3097453     3,771,666.67   6.0833333
   Class A-3  455,000,000.00  @ 7.53%   455,000,000.00     455,000,000.00            0.00    0.0000000     2,855,125.00   6.2750000
   Class A-4  425,000,000.00  @ 7.63%   425,000,000.00     425,000,000.00            0.00    0.0000000     2,702,291.67   6.3583333
   Certificates                          74,354,000.00      74,354,000.00            0.00    0.0000000             0.00
                                      ----------------   ----------------   -------------                  ------------
       Total Securities               1,579,783,093.62   1,554,321,957.89   25,461,135.73                  9,360,499.70
                                      ================   ================   =============                  ============
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